Exhibit 99.1

News Release
CONTACT:	Trudy McConnaughhay
Chief Financial Officer
(337) 235-2452

PHI, INC. ISSUES UPDATE STATEMENT ON ITS REVIEW PROCESS

LAFAYETTE, LOUISIANA, February 19, 2019 – PHI, Inc. (Nasdaq: PHII (voting); PHIIK (nonvoting)) (“PHI”) issued today the following statement:

“We understand our stakeholders may have questions about the status of the review of strategic alternatives that we announced last Fall. Our officers and directors are collaborating with our advisors and others and continue to make steady progress as we evaluate a wide range of various options available to us. It is common for companies in a position like ours to explore several strategies before reaching final conclusions. We cannot provide advice on investments in PHI, nor would it be appropriate for us to speculate about the treatment of stakeholders in the various options we are continuing to consider. We do not intend to provide further comment on this matter until we have an appropriate update to share.”

About PHI

PHI provides helicopter transportation and related services to a broad range of customers including the oil and gas and air medical industries, and also provides third-party maintenance services to select customers. PHI Voting Common Stock and Non-Voting Common Stock are traded on The NASDAQ Global Market (symbols PHII and PHIIK).

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason, and can provide no assurances as to the ultimate outcome of our above-described review process.

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